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                                  EXHIBIT 21.1

                              List of Subsidiaries
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Parent                                                 Subsidiary
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

U.S. Plastic Lumber Corp.                              U.S. Plastic Lumber Ltd, a Delaware corporation

U.S. Plastic Lumber Corp.                              Quakertown, LLC, a Nevada limited liability company

U.S. Plastic Lumber Corp.                              U.S. Plastic Lumber Finance Corporation, a Delaware corporation

U.S. Plastic Lumber Ltd.                               The Eaglebrook Group, Inc., a Delaware corporation

U.S. Plastic Lumber Finance Corporation                U.S. Plastic Lumber IP Corporation, a Delaware corporation

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